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                                                                    EXHIBIT 23.5

               CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of BancorpSouth, Inc. of our opinion, dated June 19, 1998, with respect to the merger of BancorpSouth, Inc. and Alabama Bancorp., Inc. and to our firm, respectively, included in the Registration Statement No. 333-28081 of BancorpSouth, Inc. (the "Initial Registration Statement") and to the inclusion of such opinion as an annex to the Initial Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             /s/ ALEX SHESHUNOFF & CO.
                                                 INVESTMENT BANKING



AUSTIN, TX
September 3, 1998